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                                                 EXHIBIT 1
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         IDENTIFICATION AND CLASSIFICATION OF THE SUBSIDIARIES WHICH ACQUIRED SECURITIES
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         Citigroup Global Markets Inc. is a broker or dealer registered under Section 15 of the Act (15 U.S.C. 78o).

         Citigroup Alternative Investments LLC and Citigroup Private Equity (Offshore) LLC
         are chartered in Delaware and headquartered in New York, New York.

         The undersigned hereby affirms the identification of the subsidiaries which acquired the security holdings reported in this Schedule 13G.


         Date:  January 24, 2008


                                         CITIGROUP INC.


                                         By: /s/ Riqueza V. Feaster
                                         -------------------------------------
                                         Name:  Riqueza V. Feaster
                                         Title: Assistant Secretary


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